WORKING COPY OF
                     CONNECTICUT NATURAL GAS CORPORATION
                            EMPLOYEE SAVINGS PLAN

                           AS AMENDED AND RESTATED

     (EFFECTIVE EXCEPT WHERE OTHERWISE INDICATED AS OF JANUARY 1, 1989)

                          INCLUDING FIRST AMENDMENT

                               WORKING COPY OF
                     CONNECTICUT NATURAL GAS CORPORATION
                            EMPLOYEE SAVINGS PLAN

                           AS AMENDED AND RESTATED
                          INCLUDING FIRST AMENDMENT

                              TABLE OF CONTENTS


SECTION                                                                  Page
- -------                                                                  ----

   1      PURPOSE OF PLAN                                                   1
   2      DEFINITIONS                                                       1
   3      ELIGIBILITY AND PARTICIPATION                                    18
   4      SALARY REDUCTION AND EMPLOYEE CONTRIBUTIONS;
            TESTING; ROLLOVER CONTRIBUTIONS                                20
   5      MATCHING CONTRIBUTIONS BY THE COMPANY                            41
   6      LIMITATION ON CONTRIBUTIONS                                      43
   7      INVESTMENT OF CONTRIBUTIONS                                      54
   8      ACCOUNTS AND PARTICIPANTS                                        59
   9      VESTING OF INTERESTS                                             66
  10      DISTRIBUTION OF ACCOUNTS                                         67
  11      WITHDRAWAL BY A PARTICIPANT                                      75
  12      ADMINISTRATION                                                   81
  13      TRUST AGREEMENT                                                  85
  14      FIDUCIARY RESPONSIBILITIES                                       85
  15      TERMINATION OR AMENDMENT OF PLAN                                 88
  16      GENERAL PROVISIONS                                               91
  17      TOP HEAVY PLAN REQUIREMENTS                                      93

                               WORKING COPY OF
                     CONNECTICUT NATURAL GAS CORPORATION
                            EMPLOYEE SAVINGS PLAN

                           AS AMENDED AND RESTATED

     (Effective except where otherwise indicated as of January 1, 1989)

                          INCLUDING FIRST AMENDMENT


                                  Section 1

                               PURPOSE OF PLAN
     1.01 The Connecticut Natural Gas Corporation (hereafter called "CNG") Employee Savings Plan (the "Plan") is designed to (i) encourage and assist eligible employees in a long-range program of savings, and (ii) enable them to acquire an ownership interest in the Company. The participating employees may use this Plan as a means of adding to their retirement income, although the Plan permits earlier withdrawals.
     1.02 This document amends and restates, effective except where otherwise indicated as of January 1, 1989, the Plan which was originally adopted on June 30, 1980. The purpose of this restatement is to bring the Plan into compliance with the Tax Reform Act of 1986, as amended, and to make other desired revisions to the Plan.

                                  Section 2
                                 DEFINITIONS
     2.01 "Account" shall mean the account established and maintained for each Participant's share of contributions made to the Plan, and earnings thereon, and such term shall include the various subaccounts contemplated by Section 8, which subaccounts are sometimes referred to as "sources of money."
     2.02  "Anniversary Date" shall mean the last day of December of any year.
     2.03 "Beneficiary" shall mean the beneficiary or beneficiaries entitled to the Benefits upon the death of a Participant, as designated by the Participant by written designation on file with the Committee, of if no such designation shall be on file, the Participant shall be conclusively deemed to have so designated his surviving spouse, if any, and if none, his living issue equally, per stirpes, and if none, his estate. Notwithstanding the foregoing,
         --- -------
in the event of the death of a Participant who has at least one Hour of Service under the Plan or at least one hour of paid leave on or after August 23, 1984, his Account shall be paid to his surviving spouse, unless (1) the spouse of the Participant consents in writing to a different designation of Beneficiary (including any class of beneficiaries or contingent beneficiaries), the spouse's consent acknowledges the effect of such election, and such election is witnessed by a Plan representative or a notary public; or (2) the Participant does not have a spouse at the time of his death. Any consent by a Participant's spouse shall only be effective with respect to that spouse.
     2.04 "Benefits" shall mean the distributions provided for herein to each Participant, or to his Beneficiary.
     2.05  "Board of Directors" shall mean the Board of Directors of CNG.
     2.06 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and as interpreted from time to time by any regulations issued pursuant thereto, and references to any section thereof shall be deemed to refer to the like section of any subsequent federal Internal Revenue law.
     2.07  "Committee" shall mean the Administrative Committee described in
Section 12.
     2.08 "Company" shall mean CNG, and any subsidiary of CNG (or any division of CNG or its subsidiaries) which, with the consent of CNG, shall adopt this Plan for its employees.

     2.09  "Compensation" shall mean:
          (a) the basic regular remuneration in the form of salary or wages paid to an Employee for services rendered to the Company, increased by the amount set aside by the Company under salary reduction agreement with such Employee for contribution to this Plan or under a cafeteria plan as described in Section 125 of the Code, and excluding commissions, bonuses, pay for overtime or special pay, the Company's cost for any public or private employee benefit plan including this Plan and any other form of additional compensation. Basic regular remuneration under the foregoing sentence shall also be determined as base salary divided by the appropriate base salary component as stipulated in the Company's Marketing Services Commission Plans, not to exceed actual remuneration.
          (b) When "Net Compensation" is referred to herein, it shall mean such basic regular remuneration without any increase on account of amounts set aside under any salary reduction agreement.
          (c) Effective January 1, 1989, or such earlier time as the Plan is a Top Heavy Plan, no more than $200,000 of Compensation shall be taken into account in the case of any Participant. The $200,000 limit shall be subject to automatic increase in accordance with Sections 401(a)(17) and 415(d) of the Code. For purposes of the $200,000 compensation limit, effective January 1, 1989, if any individual is a member of the family of a 5-percent owner or of a Highly Compensated Employee in the group consisting of the ten (10) Highly Compensated Employees paid the greatest compensation during the year, then (i) such individual shall not be considered a separate Employee, and (ii) any compensation paid to such individual shall be treated as if paid to such 5-percent owner or other Highly Compensated Employee. For purposes of this
Section 2.09, the term "family" shall include the spouse of the Employee, and any lineal descendants of the Employee who have not attained age 19 before the close of the year. The terms "5-percent owner" and "Highly Compensated Employee" shall be defined in accordance with Section 414(q) of the Code. If as a result of the application of such rules the adjusted $200,000 limitation is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this Section prior to the application of this limitation.
          (d) In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Compensation of each Employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12. The family aggregation rules and proration rules described above shall apply as well with respect to this limit. For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.
     2.10 "CNG Pension Plan" shall mean the CONNECTICUT NATURAL GAS CORPORATION PENSION PLAN, as it may be amended hereafter.
     2.11 "Continuous Service" shall mean the aggregate Periods of Employment by the Company in any capacity which may not be disregarded under subsection
(c) of this Section and subject to the provisions of subsection (b) of this Section.
     Continuous Service shall be measured in full years and completed months, rounded, after termination of Continuous Service, to the nearest full month (16 or more days being deemed an additional month).
     Continuous Service prior to January 1, 1978 shall be computed under the rules of the CNG Pension Plan relating to Continuous Service as in effect from time to time, including service under those rules for The Hartford Gas Company, The New Britain Gas Light Company and The Greenwich Gas Company.
          (a) Definitions. The terms used in this Section 2.11 shall have the following meanings:
               (i) Employment Commencement Date - the day on which a person first completes an Hour of Service in any capacity for the Company.
               (ii) Reemployment Commencement Date - the day on which a person formerly employed by the Company again first completes an Hour of Service in any capacity for the Company.
               (iii)  Severance from Service Date - the first to occur of
               (A)  the date of quit, discharge, retirement or death, and
               (B) the first anniversary of the beginning date of a continuous period in which a person employed by the Company in any capacity is absent from active employment (with or without pay) other than for a cause set forth in
                    (A). Failure to return to active employment when due shall constitute a quit on that date.
               (iv) Period of Employment - the period of service from an Employment or Reemployment Commencement Date to a Severance from Service Date.
               (v) Period of Severance - the period of absence from service commencing on a Severance from Service Date and ending on the day before the first Hour of Service is completed after such severance.
          (b)  Temporary Absences.
               (i) If a person employed by the Company quits, is discharged or retires, his Service shall include any continuous period of less than twelve (12) months during which he is absent from active employment by the Company, with or without pay (a Period of Severance or other absence) within which less than twelve (12) month period such person returns to active employment. If a person employed by the Company is absent for any other reason (such as vacation, leave of absence, lay-off, etc.), and then quits, is discharged or retires, the period of time during which he may return and receive credit for Service (for the period between the Severance from Service Date and the return) begins on the Severance from Service Date and ends twelve (12) months after the first day of absence. Continuous service shall be preserved during any leave of absence authorized by the Company in excess of twelve (12) months, and during any lay-off (but not in excess of two (2) years from the date of initial absence) .
               (ii) Requests for leaves of absence shall be dealt with by the Company on a uniform, nondiscriminatory basis.
               (iii) Military Service: Military service in the armed forces of the United States while reemployment rights are protected by law shall be deemed to be authorized leave of absence expiring with the expiration of such reemployment rights. Furthermore, during any such period of military service and thereafter while reemployment rights are so protected, Continuous Service shall be counted to the extent required by such law.
               (iv) Absence due to Disability: Continuous Service shall be preserved during any period of disability.
          Any period of disability during which a person receives sick leave in accordance with the Company's established sick leave policy (other than under the Company's Long Term Disability Plan) shall be counted as Continuous Service. Any other period of disability (including while a person is receiving benefits under the Company's Long Term Disability
     Plan) shall be deemed to be authorized leave of absence expiring upon recovery from disability, including the counting of Continuous Service for the balance of the first twelve (12) months of any disability.
         As used in this clause (iv), disability shall mean the inability by reason of physical or mental illness or injury to perform the normal duties of one's employment by the Company or any other comparable employment. The Committee may, no more frequently than once each three months, require an Employee to undergo a physical examination at Company expense by a medical doctor, registered nurse or paramedic selected by the Committee to verify the continuation of a disability. If an Employee shall refuse to submit to such examinations, he will be deemed to have quit.
               (v) Change in Job Category: Any period during which a person is employed by CNG or any of its subsidiaries, but not as an Employee within the meaning of Section 2.14, shall be considered as Continuous Service.
               (vi) Less Than Full Time Employment: All periods of less than full time employment will count as Continuous Service so long as there is no Severance from Service.
               (vii) If an individual is considered to be employed by the Company pursuant to Section 414(n) of the Code, then he shall receive credit for Continuous Service pursuant to this Section 2.11 as if he were employed by the Company.
               (viii) In the case of a person who is absent from employment for any period (1) by reason of the pregnancy of the individual, (2) by reason of the birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by the individual, or (4) for purposes of caring for such child for a period immediately following such birth or placement, Continuous Service shall be preserved for a period of twelve (12) months measured from the date which would otherwise constitute the Severance from Service; provided that such period shall not be counted as Continuous Service.
          (c) Reinstatement of Service. Upon reemployment by the Company, the following rules shall apply:
               (i)  Prior to beginning of vesting:
                    (1) In the event a person who had not attained any vested interest under Section 9.03 on his Severance from Service date is reemployed after a period of absence of less than a complete twelve (12) months or of lesser duration than his prior Continuous Service, he shall be reinstated in his prior Continuous Service.
                    (2) In the event a person who had not attained any such vested interest on his Severance from Service date is reemployed after a period of absence of a complete twelve (12) months duration and of equal or greater duration than his prior Continuous Service, his prior Continuous Service shall be disregarded unless, effective January 1, 1985, his period of absence is less than five (5) years, in which case it shall not be disregarded.
               (ii) After beginning of vesting: In the event a person who had attained any such vested interest on his Severance from Service date is reemployed at any time, his Continuous Service shall be reinstated.
          (d) The manner of determining Continuous Service hereunder shall be consistent with the manner of so doing under the CNG Pension Plan, except that the special rule set forth therein relating to the counting of service for vesting purposes with G. Fox & Company (The May Company) shall not apply.
     2.12 "Disability" shall mean total and permanent disability within the meaning of the CNG Pension Plan, and any final determination of disability under said Plan of a Participant who is also a member of said Plan shall be conclusive for purposes of this Plan and shall be binding upon the Company and the Participant. Disability shall be determined without regard to any applicable age requirement under the CNG Pension Plan.
     2.13 "Effective Date" shall mean the effective date of this restatement, which is January 1, 1989 unless otherwise indicated.
     2.14 "Employee" shall mean any individual who is actively employed and compensated by the Company and who is on the Management Payroll of the Company or is subject to the Company Salary Administration Program. The term shall also include any individual whose employment by the Company is subject to the terms of a collective bargaining agreement between the Company and employee representatives, but only if participation in the Plan is specifically provided for in the collective bargaining agreement for said employees.
     2.15  "Fiscal Year" shall mean the fiscal year of the Company.
     2.16 "Highly Compensated Employee" shall mean any individual who is a Highly Compensated active Employee or Highly Compensated former Employee.
          (a) A Highly Compensated active Employee includes any Employee who performs service for the Company during the determination year and who, during the look-back year: (i) received compensation (as defined in Section 414(q)(7) of the Code) from the Company in excess of $75,000 (as adjusted pursuant to
Section 415(d) of the Code); (ii) received compensation (as defined in
Section 414(q)(7) of the Code) from the Company in excess of $50,000 (as adjusted pursuant to Section 415(d) of the Code) and was a member of the top-paid group for such year; or (iii) was an officer of the Company and received compensation (as defined in Section 414(q)(7) of the Code) during such year that is greater than 50 percent of the dollar limitation in effect under
Section 415(b)(1)(A) of the Code. The term Highly Compensated Employee also includes: (i) Employees who are both described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and the Employee is one of the 100 Employees who received the most compensation from the Company during the determination year; and (ii) Employees who are 5 percent owners at any time during the look-back year or determination year.
          (b)  If no officer has satisfied the compensation requirement of
(a)(iii) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a Highly Compensated Employee.
          (c) For this purpose, the determination year shall be the Plan Year. The look-back year shall be the prior Plan Year.
          (d) A Highly Compensated former Employee includes any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Company during the determination year, and was a Highly Compensated active Employee for either the separation year or any determination year ending on or after the Employee's 55th birthday.
          (e) If an Employee is, during a determination year or look-back year, a family member of either a 5 percent owner who is an active or former Employee or a Highly Compensated Employee who is one of the 10 most Highly Compensated Employees ranked on the basis of compensation paid by the Company during such year, then the family member and the 5 percent owner or top-ten Highly Compensated Employee shall be aggregated. In such case, the family member and 5 percent owner or top-ten Highly Compensated Employee shall be treated as a single Employee receiving compensation and plan contributions or benefits equal to the sum of such compensation and contributions or benefits of the family member and 5 percent owner or top-ten Highly Compensated Employee. For purposes of this Section, "family member" includes the spouse, lineal ascendants and descendants of the Employee or former Employee and the spouses of such lineal ascendants and descendants.
          (f) The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, the top 100 Employees, the number of Employees treated as officers and the compensation that is considered, will be made in accordance with Section 414(q) of the Code and the regulations thereunder.
     2.17  "Hour of Service" shall mean:
          (a) Each hour for which an Employee is paid, directly or indirectly, or entitled to be paid by the Company
              (i)  on account of services as an Employee;
               (ii) on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence, provided that not more than 501 Hours of Service shall be credited under this clause (ii) for any single continuous period (whether or not such period occurs in a single computation period);
               (iii) as a result of any award of back pay, without regard to mitigation of damages;
          (b) Each hour which an Employee would have normally been scheduled to work during absence from service while in the Armed Services of the United States and during such period as reemployment rights are protected under the Selective Service Act, but only if such Employee returns to service with the Company within the time after discharge from the Armed Services as reemployment rights are so protected; and
          (c) Solely for purposes of determining whether an Employee has incurred a Break in Service, and in addition to any other Hours of Service credited hereunder, each hour which an Employee would normally have been scheduled to work but for absence (l) by reason of the pregnancy of the individual, (2) by reason of the birth of a child of the individual, (3) by reason of the placement of a child with the individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement. If the Committee is unable to determine the hours described in this paragraph (c), it shall credit 8 hours for each day of absence. The total number of hours to be credited pursuant to this paragraph (c) shall not exceed 501 hours. These hours shall be credited in the Plan Year in which the absence from work begins, if necessary in order to prevent a Break in Service from occurring in that Plan Year; and otherwise in the Plan Year immediately following; and
          (d) Each hour for which an individual employed by CNG or any of its subsidiaries would have received credit for an Hour of Service under the preceding rules but for the fact that he was employed in a job category not included in the definition of Employee set forth in Section 2.14, and each hour for which an individual would have received credit for an Hour of Service under such rules but for the fact that, rather than being employed by the Company, he was an employee of a corporation or other entity which at that time was a member of a controlled group, determined pursuant to Section 414(b) and (c) of the Code, of which controlled group CNG was also then a member, or he was an employee of a member of an affiliated service group (as defined in Section 414(m) of the Code) with the Company, or any other entity required to be aggregated with the Company pursuant to Section 414(o) of the Code. If an individual is considered to be employed by the Company pursuant to Section 414(n) of the Code, then he shall also receive credit for Hours of Service pursuant to this Section 2.17 as if he were employed by the Company, but he shall not be entitled to participate.
          (e) Each hour shall be credited for the Computation Period for which earned or for which payment was made or awarded. No hour shall be credited more than once, and hours worked at premium pay rates shall be counted the same as regular time hours. In lieu of maintenance of actual Hours of Service records for all or any class of individuals entitled to Hours of Service credit hereunder, credit may be given for 45 Hours of Service for each week for which credit would be required for at least one Hour of Service under this Section. Any uncertainties regarding the crediting of hours shall be resolved in accordance with regulations of the U.S. Department of Labor (currently Section 2530.200b-2 et. seq.), where applicable, and in the absence of regulations, under uniform, non-discriminatory practices adopted by the Committee.
     2.18 "Normal Retirement Date" of each Participant shall mean the first day of the calendar month next following the date he attains age 65.

    2.19 "Participant" shall mean any eligible Employee who elects to make contributions under the Plan. If an Employee is eligible to participate but does not elect to have salary reduction contributions made on his behalf or to make employee after-tax contributions, he shall nevertheless be considered to be a Participant who is reducing zero percent (0%) of his salary or contributing zero percent (0%) on an after-tax basis.
     2.20 "Payroll Period" shall mean any period on account of which Compensation is paid to a Participant.
     2.21 "Plan Year" shall mean the fiscal period on which the records of the Plan are maintained and shall be the twelve (12) month period ending with an Anniversary Date.
     2.22 "Trust" shall mean the Trust created by the Company pursuant to this Agreement for the purpose of receiving and investing contributions to the Plan and income and gain therefrom, and Trustee shall mean the trustee from time to time administering the Trust.
     2.23 "Trust Fund" shall mean the assets of the Trust consisting of all contributions thereto and earnings and gains thereon, net of investment losses and net of expenses of the Trust not paid for by the Company, less amounts withdrawn by or distributed to Participants or their Beneficiaries.
     2.24 "Change Date" shall mean January 1, April 1, July 1 and October 1 of each year.
     2.25 "Valuation Date" shall mean the date as of which a Participant's Account is valued hereunder, as determined in accordance with the provisions of Section 8.
     2.26 Whenever the context requires, the masculine gender herein shall include the feminine and the singular form shall include the plural.

                                  Section 3
                        ELIGIBILITY AND PARTICIPATION
     3.01 Each Employee shall be eligible to become a Participant hereunder on the last to occur of the following:
          (a)  when he has been employed by the Company one year or more;
          (b) when he has completed 1,000 or more Hours of Service during the twelve (12) months beginning on the day of his first Hour of Service, or if he does not complete 1,000 or more Hours of Service during such twelve (12) months, when he first completes 1,000 or more Hours of Service during any Plan Year beginning after the day he completes his first Hour of Service;
          (c)  when he attains the age of twenty-one (21) years; and
          (d)  when he becomes an Employee within the meaning of Section 2.14.
     3.02 Participation in the Plan shall cease when the Participant ceases to be an Employee. A rehired Employee who retains any Continuous Service from his prior period of employment shall be eligible to resume active participation hereunder on his date of rehire. Any other rehired Employee must again satisfy the requirements of Section 3.01.
     3.03 An Employee who is eligible may elect to participate in the Plan by executing such authorization forms as shall be prescribed for that purpose by the Company. Such forms shall consist generally of a salary reduction agreement and a payroll deduction election to be executed and delivered to the Company (which shall inform the Committee of such authorization and any changes therein or suspensions thereof). The time or times within which an eligible Employee may elect to participate in the Plan shall be governed by the applicable Plan provisions relating thereto.
     3.04 Unless otherwise provided by the Committee, participation in the Plan shall commence as of the first full payroll period of the month following the date upon which the Employee satisfies the requirements for eligibility, provided that the Company has received the notice referred to in Section 3.03 at least fifteen (15) days prior to the commencement of that payroll period.
An Employee who does not elect to participate at that time may elect to participate as of the first full payroll period coincident with or next following any subsequent Change Date, provided that the Company has received the notice referred to in Section 3.03 at least fifteen (15) days prior to the applicable Change Date.

                                  Section 4
                SALARY REDUCTION AND EMPLOYEE CONTRIBUTIONS;
                       TESTING; ROLLOVER CONTRIBUTIONS
     4.01 Each Participant shall, by salary reduction agreement and payroll deduction authorization, cause to be contributed to the Plan the amount that may be authorized by him in the manner provided for by Section 3.03. Unless otherwise permitted under rules prescribed by the Committee, the following limitations shall apply to such contributions:
          (a) Contributions which are matched by the Company, or "Mandatory CODA" contributions, shall be permitted only at levels of 2%, 3%, 4-1/2%, or
6% of a Participant's Compensation, but in no event in excess of the amount matched by the Company in accordance with Section 5.01.
          (b) Additional unmatched contributions (referred to as "Voluntary CODA" contributions) are permitted in whole percentage amounts between 1% and 10% of a Participant's Compensation.
          (c) Voluntary unmatched after-tax contributions are permitted in whole percentage amounts of between 1% and 10% of such Participant's Compensation. The maximum amount of voluntary unmatched after-tax contributions which may be made by payroll deduction on account of any calendar year shall be 10% of such Participant's Compensation for such Year, except that if the Company shall have in effect for the same Participants more than one employee retirement plan which is "qualified" under Section 401(a) of the Code, voluntary (unmatched) contributions by a Participant during any year to all such plans including this Plan shall not exceed ten percent (10%) of such Participant's Compensation for such Year.
          (d) Subject to the limits under Section 415 of the Code, the maximum amount of such contributions which may be made on account of any calendar year shall be the sum of the amounts allowed under paragraphs (a), (b) and (c).
          (e) Any contribution amounts shall be set as a whole percentage of the Participant's Compensation; except that Participants who are eligible for at least a 4-1/2% of Compensation match shall be entitled to contribute at that level as Mandatory CODA contributions by salary reduction.
          (f) Effective April 1, 1993, any reference to "Mandatory CODA" and "Voluntary CODA" contributions shall be deleted, and shall be replaced by the term "CODA" contributions (or "salary reduction" contributions). CODA contributions may be made in whole percentage amounts of between 1% and 16% of a Participant's Compensation. However, Participants who are entitled to at least a 4 1/2% match under Section 5.01(b) shall be entitled to have CODA contributions made at the 4 1/2% level.
     4.02 A Participant may change the amounts of his authorized salary reduction and payroll deduction (within the limits specified in Section 4.01) as of the first full Payroll Period coincident with or following a Change Date, provided that the Company has received notice of such change at least fifteen
(15) days prior to the applicable Change Date. Unless otherwise prescribed by the Committee, only one change may be made in any twelve (12) month period.
A change in both authorized salary reduction and payroll deduction amounts may be made at the same time. A Participant may suspend his salary reduction and payroll deduction authorization at any time, provided that at least fifteen
(15) days prior written notice is given to the Company. Such suspension shall be effective as of the beginning of the first Payroll Period of the month coincident with or next following the expiration of the fifteen (15) day notice period. Unless otherwise provided by the Committee, a Participant who has suspended his contributions may re-enter the Plan as of the first day of the first full Payroll Period coincident with or next following a subsequent Change Date, provided that the suspension has been in effect for a period of at least three (3) months on that subsequent Change Date and the Company has received notice thereof at least fifteen (15) days prior to that subsequent Change Date. Notwithstanding the foregoing, if a Participant becomes eligible for an increased match due to satisfaction of the age or service requirements, he may increase his Mandatory CODA contribution or, effective April 1, 1993, his CODA contribution without regard to the limit that one change be made in a twelve
(12) month period, provided that such increase is made as of the date the Participant first becomes eligible for such increased match.
    4.03 Without becoming subject to the limitations of Section 4.02, a Participant may, by written notice to the Company, suspend or change the amount of his authorized salary reduction and payroll deduction for any period or periods during which
          (a)  he is on authorized leave of absence at less than full pay; or
          (b) no contributions are made under the Plan by the Company. Any such suspension or change shall become effective with the beginning of the Payroll Period following receipt of such notice by the Company.
     4.04 If a Participant remains an Employee but ceases to receive Compensation, his salary reduction and payroll deduction shall be automatically suspended.
     4.05 Commencing January 1, 1982, Participant contributions to this Plan which (i) are not made pursuant to salary reduction agreement and (ii) are not matched by Employer contributions and (iii) otherwise conform to applicable Code requirements, (a) shall be treated as qualified voluntary employee contributions as contemplated by Code Section 219, and (b) shall not be included as voluntary (unmatched) contributions in applying the limitations of
Section 4.01(c) on voluntary (unmatched) contributions. The Committee shall establish procedures (including time limits) consistent with applicable law whereby Participants may designate any part or all of such contributions made during a calendar year as not being qualified voluntary employee contributions. Once during each calendar year a Participant may make one contribution to the Plan, other than through payroll deduction, which contribution will be subject to the overall limitations of Section 4.01, will be treated as qualified voluntary employee contribution and will not in any event be subject to matching contribution by the Company. No contributions may be made to the Plan pursuant to this Section 4.05 after December 31, 1986.
     4.06 In the event the total Company contributions (including salary reduction contributions, matching contributions, and any top-heavy contributions) made for any Plan Year exceed fifteen percent (15%) of the total W-2 earnings of all Participants, or such lesser or greater percentage of total compensation paid to Participants during such Plan Year as may from time to time qualify for deduction from gross income under the provisions of the Code, then the Company shall arrange for a limitation on the amount of salary reduction contributions, or shall suspend such contributions entirely, in order that such limitation is not exceeded.
     4.07 (a) No Participant shall be permitted to have Elective Deferrals made under this Plan, or any other qualified plan maintained by the Company, during any taxable year of the Participant, in excess of the dollar limitation contained in Section 402(g) of the Code in effect at the beginning of such taxable year. This amount is $7,000 for 1987, $7,313 for 1988, $7,627 for 1989, and as indexed thereafter.
          (b) A Participant may assign to this Plan any Excess Elective Deferrals made during a taxable year of the Participant by notifying the Administrator on or before March 1 of the following taxable year of the amount of the Excess Elective Deferrals to be assigned to the Plan, and certifying such amounts are Excess Elective Deferrals. If a Participant has Excess Elective Deferrals under this Plan and other plans of the Company, however, then the Participant shall be deemed to have made such designation. An Employee who has Excess Elective Deferrals for a taxable year may receive a corrective distribution of Excess Elective Deferrals during the same year, provided that the corrective distribution is made after the date on which the Plan received the Excess Elective Deferral, and the Plan designates the distribution as a distribution of Excess Elective Deferrals.
        (c) Notwithstanding any other provision of the Plan, Excess Elective Deferrals, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15 to any Participant to whose account Excess Elective Deferrals were assigned for the preceding year and who claims Excess Elective Deferrals for such taxable year, or on whose behalf Excess Elective Deferrals are deemed to have been claimed.
          (d)  Definitions:
               (1) "Elective Deferrals" shall mean any Company contributions made to the Plan at the election of the Participant, in lieu of cash compensation, and shall include contributions made pursuant to a wage or salary reduction agreement or other deferral mechanism. With respect to any taxable year, a Participant's Elective Deferral is the sum of all Company contributions made on behalf of such Participant pursuant to an election to defer under any qualified CODA as described in Section 401(k) of the Code, any simplified employee pension cash or deferred arrangement as described in Section 402(h)(1)(B), any eligible deferred compensation plan under Section 457, any plan as described under Section 501(c)(18), and any employer contributions made on the behalf of a Participant for the purchase of an annuity contract under Section 403(b) pursuant to a salary reduction agreement.
               (2) "Excess Elective Deferrals" shall mean those Elective Deferrals that are includible in a Participant's gross income under
     Section 402(g) of the Code to the extent such Participant's Elective Deferrals for a taxable year exceed the dollar limitation under such Code Section.
          (e) Determination of income or loss: Excess Elective Deferrals shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Elective Deferrals under this Plan is the sum of: (1) income or loss allocable to the Participant's Pre-Tax Account for the taxable year multiplied by a fraction, the numerator of which is such Participant's Excess Elective Deferrals for the year and the denominator is the Participant's Pre-Tax Account without regard to any income or loss occurring during such taxable year; and (2) ten percent of the amount determined under
(1) multiplied by the number of whole calendar months between the end of the Participant's taxable year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month. Notwithstanding the foregoing, effective for periods beginning after taxable years beginning on or after January 1, 1992, no income or loss shall be taken into account for the period between the end of the Participant's taxable year and the date of distribution.
     4.08 (a) The Actual Deferral Percentage (hereinafter "ADP") for Participants who are Highly Compensated Employees for each Plan Year and the ADP for Participants who are Non-highly Compensated Employees for the same Plan Year must satisfy one of the following tests:
               (1) The ADP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are Non-highly Compensated Employees for the same Plan Year multiplied by 1.25; or
               (2) The ADP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are Non-highly Compensated Employees for the same Plan Year multiplied by 2.0, provided that the ADP for Participants who are Highly Compensated Employees does not exceed the ADP for Participants who are Non-highly Compensated Employees by more than two (2) percentage points.
          (b)  Special Rules:
            (1) The ADP for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have salary reduction contributions allocated to his or her accounts under two or more arrangements described in Section 401(k) of the Code, that are maintained by the Company, shall be determined as if such contributions were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Section 401(k) of the Code.
               (2) In the event that this Plan satisfies the requirements of Sections 401(k), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Sections of the Code only if aggregated with this Plan, then this Section shall be applied by determining the ADP of employees as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy Section 401(k) of the Code only if they have the same Plan Year.
               (3)  For purposes of determining the ADP of a Participant who is a 5-percent owner or one of the ten most highly-paid Highly
     Compensated Employees, the salary reduction contributions and compensation of such Participant shall include the salary reduction contributions and compensation for the Plan Year of Family Members (as defined in Section 414(q)(6) of the Code). Family Members, with respect to such Highly Compensated Employees, shall be disregarded as separate employees in determining the ADP both for Participants who are Non-highly Compensated Employees and for Participants who are Highly Compensated Employees.
               (4) For purposes of determining the ADP test, salary reduction contributions must be made before the last day of the twelve-month period immediately following the Plan Year to which contributions relate.
               (5) The Company shall maintain records sufficient to demonstrate satisfaction of the ADP test.
               (6) The determination and treatment of the ADP amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.
          (c) "Actual Deferral Percentage" shall mean, for a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of (1) the amount of Company contributions actually paid over to the trust on behalf of such Participant for the Plan Year to (2) the Participant's compensation for such Plan Year.
Company contributions on behalf of any Participant shall include: (1) any Elective Deferrals made pursuant to the Participant's salary reduction election, including Excess Elective Deferrals of Highly Compensated Employees, but excluding (a) Excess Elective Deferrals of Non-highly Compensated Employees that arise solely from Elective Deferrals made under the Plan or Plans of the Company and (b) Elective Deferrals that are taken into account in the Contribution Percentage test (provided the ADP test is satisfied both with and without exclusion of these Elective Deferrals).
          (d) Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose Accounts such Excess Contributions were allocated for the preceding Plan Year. If such excess amounts are distributed more than 2-1/2 months after the last day of the Plan Year in which such excess amounts arose, a ten (10) percent excise tax will be imposed on the Company with respect to such amounts. Such distributions shall be made to Highly Compensated Employees on the basis of the respective portions of the Excess Contributions attributable to each of such employees. Excess Contributions shall be allocated to Participants who are subject to the family member aggregation rules of Section 414(q)(6) of the Code in proportion to the Elective Deferrals (and amounts treated as such) of each family member that is combined to determine the combined ADP.
        (e) Determination of Income or Loss: Excess Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Contributions is the sum of: (1) income or loss allocable to the Participant's Pre-Tax Account for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Contributions for the year and the denominator is the Participant's Pre-Tax Account without regard to any income or loss occurring during such Plan Year; and (2) ten percent of the amount determined under (1) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month. Notwithstanding the foregoing, effective for periods beginning after Plan Years beginning on or after January 1, 1992, no income or loss shall be taken into account for the period between the end of the Plan Year and the date of distribution.
          (f) Accounting for Excess Contributions: Excess Contributions shall be distributed from the Participant's Pre-Tax Account for the Plan Year.
          (g) "Excess Contributions" shall mean, with respect to any Plan Year, the excess of:
               (1) The aggregate amount of Company contributions actually taken into account in computing the ADP of Highly Compensated Employees for such Plan Year, over
               (2) The maximum amount of such contributions permitted by the ADP test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of the ADPs, beginning with the highest of such percentages).
     4.09(a) The Average Contribution Percentage (hereinafter "ACP") for Participants who are Highly Compensated Employees for each Plan Year and the ACP for Participants who are Non-highly Compensated Employees for the same Plan Year must satisfy one of the following tests:
               (1) The ACP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ACP for Participants who are Non-highly Compensated Employees for the same Plan Year multiplied by 1.25; or
               (2) The ACP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ACP for Participants who are Non-highly Compensated Employees for the same Plan Year multiplied by two (2), provided that the ACP for Participants who are Highly
     Compensated Employees does not exceed the ACP for participants who are Non-highly Compensated Employees by more than two (2) percentage points.
          (b)  Special Rules:
               (1) Multiple Use: If one or more Highly Compensated Employees participate in both a Section 401(k) arrangement and a plan subject to the ACP test maintained by the Company and the sum of the ADP and ACP of those Highly Compensated Employees subject to either or both tests exceeds the Aggregate Limit, then the ACP of those Highly Compensated Employees who also participate in a Section 401(k) arrangement will be reduced (beginning with such Highly Compensated Employee whose ACP is the highest) so that the limit is not exceeded. The amount by which each Highly Compensated Employee's Contribution Percentage Amounts is reduced shall be treated as an Excess Aggregate Contribution. The ADP and ACP of the Highly Compensated Employees are determined after any corrections required to meet the ADP and ACP tests. Multiple use does not occur if either the ADP or ACP of the Highly Compensated Employees does not exceed 1.25 multiplied by the ADP and ACP of the Non-highly Compensated Employees. The restrictions on multiple use are effective January 1, 1989.
            (2)  For purposes of this Section, the Contribution Percentage for any Participant who is a Highly Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to his Account under two or more plans described in Section 401(a) of the Code, or arrangements described in Section 401(k) of the Code that are maintained by the Company, shall be determined as if the total of such Contribution Percentage Amounts were made under each plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under
     Section 401(m) of the Code.
               (3) In the event that this Plan satisfies the requirements of Sections 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section shall be applied by determining the Contribution Percentage of employees as if all such plans were a single plan. For
     Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy Section 401(m) of the Code only if they have the same Plan Year.
               (4) For purposes of determining the Contribution Percentage of a Participant who is a five-percent owner or one of the ten most highly-paid Highly Compensated Employees, the Contribution Percentage Amounts and compensation of such Participant shall include the Contribution Percentage Amounts and compensation for the Plan Year of Family Members (as defined in Section 414(q)(6) of the Code. Family Members, with respect to Highly Compensated Employees, shall be disregarded as separate employees in determining the Contribution Percentage both for Participants who are Non-highly Compensated Employees and for Participants who are Highly Compensated Employees.
               (5) For purposes of determining the Contribution Percentage test, Employee Contributions are considered to have been made in the Plan Year in which contributed to the trust. Matching contributions will be considered made for a Plan Year if made no later than the end of the twelve-month period beginning on the day after the close of the Plan
     Year.
               (6) The Company shall maintain records sufficient to demonstrate satisfaction of the ACP test and the amount of Elective Deferrals used in such test.
               (7) The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.
          (c)  Definitions:
               (1) "Aggregate Limit" shall mean the greater of (1) or (2) below, where (1) equals the sum of (i) 125 percent of the greater of (A) the ADP of the Non-highly Compensated Employees for the Plan Year or (B) the ACP of Non-highly Compensated Employees under the Plan subject to
     Code section 401(m) for the Plan Year beginning with or within the Plan Year of the CODA, and (ii) two plus the lesser of (A) or (B) above, but in no event more than twice the lesser of (A) or (B) above; and (2)
     equals the sum of (i) 125 percent of the lesser of (A) or (B) above, and
     (ii) two plus the greater of (A) or (B) above, but in no event more than twice the greater of (A) or (B) above.
               (2)  "Average Contribution Percentage" shall mean the average of the Contribution Percentages of the Eligible Participants in a group.
               (3) "Contribution Percentage" shall mean the ratio (expressed as a percentage) of the Participant's Contribution Percentage Amounts to the Participant's compensation for the Plan Year.
               (4)  "Contribution Percentage Amounts" shall mean the sum of the Employee Contributions and Matching Contributions made under the Plan on behalf of the Participant for the Plan Year. The Company also may elect to use Elective Deferrals in the Contribution Percentage Amounts so long as the ADP test is met before the Elective Deferrals are used in the ACP test and continues to be met following the exclusion of those
     Elective Deferrals that are used to meet the ACP test.
           (5) "Eligible Participant" shall mean any Participant who is eligible to participate hereunder.
               (6) "Employee Contribution" shall mean any contribution made to the Plan by or on behalf of a Participant that is included in the Participant's gross income in the year in which made and that is maintained under a separate account to which earnings and losses are allocated.
               (7) "Matching Contribution" shall mean a Company contribution made to this or any other defined contribution plan on behalf of a Participant on account of an Employee Contribution made by such Participant, or on account of a Participant's wage or salary deferral, under a plan maintained by the Company.
          (d) Notwithstanding any other provision of this Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. Excess Aggregate Contributions of Participants who are subject to the family member aggregation rules of Section 414(q)(6) of the Code shall be allocated among them in proportion to the Employee and Matching Contributions (or amounts treated as Matching Contributions) of each family member that is combined to determine the combined ACP. If such Excess Aggregate Contributions are dis-tributed more than 2-1/2 months after the last day of the Plan Year in which such excess amounts arose, a ten (10) percent excise tax will be imposed on the Company with respect to those amounts.
          (e) Determination of Income or Loss: Excess Aggregate Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Aggregate Contributions is the sum of: (1) income or loss allocable to the Participant's Employee Contributions and Earnings Accounts, and Employee Common Stock Account for the Plan Year, determined separately for each type of contribution, and then each to be multiplied by a separate fraction, the numerator of which is such Participant's Excess Aggregate Contributions for the year attributable to that type of contribution (determined pursuant to paragraph (g) below) and the denominator is the Participant's Account balance attributable to that type of contribution, without regard to any income or loss occurring during such Plan Year, with such amounts to then be added together; and (2) ten percent of the amount determined under (1) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month. Notwithstanding the foregoing, effective for periods beginning after Plan Years beginning on or after January 1, 1992, no income or loss shall be taken into account for the period between the end of the Plan Year and the date of distribution. Effective January 1, 1993, the term "Employee Contributions and Earnings Accounts" shall be replaced by the term "Employee After-Tax Contribution Account" and the term "Employee Common Stock Account" shall be replaced by the term "Company Matching Account."
          (f) Forfeitures of Excess Aggregate Contributions: Forfeitures of Excess Aggregate Contributions shall be applied to reduce Company contributions hereunder.
         (g)  Accounting for Excess Aggregate Contributions:   If any Excess
Aggregate Contributions on behalf of a Highly Compensated Employee are attributable to Employee Contributions, then such Excess Aggregate Contributions shall be distributed from the Participant's Employee Contributions and Earnings Accounts to the extent this will eliminate Excess Aggregate Contributions. Effective January 1, 1993, the term "Employee Contributions and Earnings Accounts" in the preceding sentence shall be replaced by the term "Employee After-Tax Contribution Account." If any Excess Aggregate Contributions still exist, then such Excess Aggregate Contributions shall be forfeited, if forfeitable or distributed from the Participant's Employee Common Stock Account (or, effective January 1, 1993, the Participant's Company Matching Account).
          (h) "Excess Aggregate Contributions" shall mean, with respect to any Plan Year, the excess of:
               (1) The aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over
               (2) The maximum Contribution Percentage Amounts permitted by the ACP test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages).
     4.10 (a) If during the course of the Plan Year the Company determines that the ADP or ACP tests may not be met, the Company may take appropriate action by limiting salary reduction contributions and/or payroll deduction contributions by Highly Compensated Employees in order that the Plan meet one of the percentage tests described earlier.
          (b) In performing the ADP and ACP tests, the Administrator may elect to (1) take into account compensation while the individual is an eligible Participant in the Plan for the Plan Year, and (2) use any definition of compensation that satisfies Section 414(s) of the Code; provided that all Participants are treated on a uniform basis for the Plan Year.
          (c) If, after corrections are made for Excess Deferrals, Excess Contributions, and Excess Aggregate Contributions, the Administrator determines that the effective rate of match for any Highly Compensated Employee exceeds the appropriate rate of match provided under the Plan to such Participant, then such excess matching contributions shall be forfeited immediately, without regard to the Plan's otherwise applicable vesting schedule, and utilized to reduce future Company contributions.
      4.11 Sections 4.07, 4.08 , 4.09 and 4.10 are effective except where otherwise indicated as of January 1, 1987.
     4.12 Effective January 1, 1993, a Participant may contribute to the Plan, or have transferred directly on his behalf from another qualified plan, cash amounts which constitute an "eligible rollover distribution" as defined in
Section 402(c)(4) of the Code. In the case of amounts which the Participant contributes by way of rollover, such amount must be received by the Trustee within sixty (60) days of the Participant's receipt of the distribution. Only cash may be rolled over or transferred directly, and no property transfers will be accepted. In no event shall the portion of any distribution that represents the return of after-tax contributions be transferred or rolled over.

                                  Section 5
                    MATCHING CONTRIBUTIONS BY THE COMPANY
     5.01 The Company shall contribute for the benefit of each Participant, an amount equal to the amount of his salary reduction for the Payroll Period, plus the lesser of (A) his "Mandatory CODA" salary reduction contributions for the Payroll Period, and (B) whichever of the following amounts is applicable. Effective April 1, 1993, the Company shall contribute for the benefit of each Participant an amount equal to the lesser of (A) his CODA contributions and (B) whichever of the following amounts is applicable:
          (a) six percent (6%) of the Participant's Compensation during the Payroll Period in the case of a Participant who as of the preceding Change Date had either (i) attained the age of fifty (50) years or (ii) completed thirty
(30) years of Continuous Service;
          (b) four and one-half percent (4-1/2%) of the Participant's Compensation during the Payroll Period in the case of a Participant who as of the preceding Change Date had either (i) attained the age of forty-five (45) years or (ii) completed twenty (20) years of Continuous Service;

        (c) three percent (3%) of the Participant's Compensation during the Payroll Period in the case of a Participant who as of the preceding Change Date had either (i) attained the age of thirty-five (35) years or (ii) completed ten
(10) years of Continuous Service; or
          (d) two percent (2%) of the Participant's Compensation during the Payroll Period with respect to all other Participants.
          (e) Effective January 1, 1989, such contributions need not be made out of net operating profits; the Plan is intended to be a discretionary contribution Plan in accordance with Section 401(a)(27) of the Code, and is not intended to be a plan subject to the funding requirements of Section 412 of the Code.
          (f)  Effective January 1, 1992, the matching levels set forth in this
Section 5.01 shall not be determined as of the preceding Change Date. Instead, the matching levels for a calendar year shall be determined as of June 30 of that year, based upon whether the Participant either has satisfied the requirements or is expected to satisfy the requirements as of that date.
     5.02 The portion of any Participant's Employee Common Stock Account or, effective January 1, 1993, his Company Matching Account (as defined in Section
8) which is forfeited because of termination of employment before full vesting as provided for in Section 9 shall be regarded as a contribution by the Company and applied as a credit against the next succeeding contribution or contri-butions of the Company under Section 5.01.

                                  Section 6
                         LIMITATION ON CONTRIBUTIONS
     6.01 If the Participant does not participate in, and has never participated in another qualified plan maintained by the Company or a welfare benefit fund, as defined in Section 419(e) of the Code maintained by the Company, or an individual medical account, as defined in Section 415(l)(2) of the Code, maintained by the Company, which provides an Annual Addition, the amount of Annual Additions which may be credited to a Participant's Account for any Limitation Year shall not exceed the lesser of the Maximum Permissible Amount or any other limitation in this Plan. If the Company contribution that would otherwise be contributed or allocated to the Participant's Account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated will be reduced so that annual additions for the Limitation Year will equal the Maximum Permissible Amount. The Committee may suspend or reduce salary reduction and/or payroll deduction contributions in order to satisfy such limitations.
     6.02 Prior to determining the Participant's actual compensation for the Limitation Year, the Company may determine the Maximum Permissible Amount on the basis of a reasonable estimation of the Participant's annual compensation for the Limitation Year, uniformly determined for all Participants similarly situated.
     6.03 As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's actual compensation for the Limitation Year.
     6.04 If, pursuant to Section 6.03 or as a result of allocation of forfeitures, there is an Excess Amount with respect to a Participant for the Limitation Year, such Excess Amount will be disposed of as follows:
          (a) Any voluntary after-tax contributions, to the extent they would reduce the Excess Amount, will be returned to the Participant, and effective January 1, 1992, if an Excess Amount still exists, any salary reduction contributions, to the extent they would reduce the Excess Amount, will be distributed to the Participant.
          (b) If after the application of paragraph (a) an Excess amount still exists, and the Participant is covered by the Plan at the end of the Limitation Year, the Excess Amount in the Participant's Account will be used to reduce Company contributions (including any allocation of forfeitures) for such Participant in the next Limitation Year, and each succeeding Limitation Year if necessary.

        (c) If after the application of paragraph (a) an Excess Amount still exists, and any Participant is not covered by the Plan at the end of a Limitation Year, the Excess Amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Company contributions (including allocation of any forfeitures) for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year, if necessary.
          (d) If a suspense account is in existence at any time during a Limitation Year pursuant to this Section, it will participate in the allocation of the trust's investment gains or losses. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participants' Accounts before any Employer or Employee contributions may be made to the Plan for that Limitation Year. Except as provided in paragraph (a) above, Excess amounts may not be distributed to Participants or former Participants.
     6.05 This Section applies if, in addition to this Plan, the Participant is covered under another qualified defined contribution plan maintained by the Company, a welfare benefit fund, as defined in Section 419(e) of the Code maintained by the Company, or an individual medical account, as defined in
Section 415(l)(2) of the Code, maintained by the Company, which provides an Annual Addition, during any such Limitation Year. The Annual Additions which may be credited to a Participant's Account under this Plan for any such Limitation Year will not exceed the Maximum Permissible Amount, reduced by the Annual Additions credited to a Participant's Account under such other plans and welfare benefit funds for the same Limitation Year. If the Annual Additions with respect to the Participant under other defined contribution plans and welfare benefit funds maintained by the Company are less than the Maximum Permissible Amount and the Company contribution that would otherwise be contributed or allocated to the Participant's Account under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated will be reduced so that the Annual Additions under all such plans and funds for the Limitation Year will equal the Maximum Permissible Amount. If the Annual Additions with respect to the Participant under such other defined contribution plans and welfare benefit funds in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to the Participant's Account under this Plan for the Limitation Year.
     6.06 Prior to determining the Participant's actual compensation for the Limitation Year, the Company may determine the Maximum Permissible Amount in the manner described in Section 6.02.
     6.07 As soon as administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's actual compensation for the Limitation Year.
     6.08 If, pursuant to Section 6.07 or as a result of the allocation of forfeitures, a Participant's Annual Additions under this Plan and such other plans result in an Excess Amount, the Excess Amount will be deemed to consist of the Annual Additions last allocated, except that Annual Additions attributable to a welfare benefit fund or individual medical account will be deemed to have been allocated first regardless of the actual allocation date.
     6.09 If any Excess Amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another Plan, the Excess Amount attributed to this Plan will be the product of:
          (a)  the total Excess Amount allocated as of such date, times
          (b) the ratio of (i) the Annual Additions allocated to the Participant for the Limitation Year as of the date under this Plan, to (ii) the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this and all the other qualified defined contribution plans.
     6.10 Any Excess Amount attributed to this Plan under Section 6.09 will be disposed in the manner described in Section 5.04.
    6.11 If the Company maintains, or at any time maintained, a qualified defined benefit plan which covered any Participant in this Plan, the sum of the Defined Contribution Fraction and the Defined Benefit Fraction with respect to any Participant for a Limitation Year may not exceed l.0. If the sum of the Defined Contribution Fraction and the Defined Benefit Fraction with respect to any Participant in this Plan for a Limitation Year shall exceed l.0, the Company shall adjust the numerator of the Defined Benefit Fraction by limiting benefits under defined benefit plans maintained by the Company so that the sum of both fractions shall not exceed l.0 in any year for such Participant.
     6.12 For purposes of this Section 6, the following definitions shall apply:
          (a) Annual Additions: The sum of the following amounts credited to a Participant's Account for the Limitation Year:
               (1) Company contributions (including without limitation salary reduction contributions);
               (2)  forfeitures; and
               (3)  voluntary after-tax contributions.
For this purpose, any Excess Amount applied under Section 6.04 in the Limitation Year to reduce Company contributions will be considered Annual Additions for such Limitation Year. Amounts allocated, after March 31, 1984, to an individual medical account, as defined in Section 415(l)(2) of the Code, which is part of a pension or annuity plan maintained by the Company, are treated as Annual Additions to a defined contribution plan. Also, amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee, as defined in
Section 419A(d)(3) of the Code, under a welfare benefit fund, as defined in
Section 419(e) of the Code, maintained by the Company, are treated as Annual Additions to a defined contribution plan.
          (b) Company: For purposes of this Article, Company shall mean the Company that adopts this Plan, and all members of a controlled group of corporations (as defined in section 414(b) as modified by section 415(h) of the Code), all commonly controlled trades or businesses (as defined in
Section 414(c) as modified by 415(h) of the Code), or all members of an affiliated service group (as defined in Section 414(m) of the Code) of which the Company is a part, and any other entity required to be aggregated with the Company pursuant to the regulations under Section 414(o) of the Code.
          (c) Compensation: A Participant's wages as defined in Section 3401(a) of the Code and all other payments of compensation to an Employee by the Company (in the course of the Company's trade or business) for which the Company is required to furnish the Employee a written statement under Sections 6041(d) and 6051(a)(3) of the Code, but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the service performed (such as the exception for agricultural labor in Section 3401(a)(2)) .
     For purposes of applying the Limitations of this Article, Compensation for a Limitation Year is the Compensation actually paid or includible in gross income during such year.
          (d) Excess Amount: The excess of the Participant's Annual Additions for the Limitation Year over the Maximum Permissible Amount.
          (e)  Limitation Year:  The Plan Year.
        (f) Maximum Permissible Amount: The Maximum Annual Addition that may be contributed or allocated to a Participant's Account under the Plan for any Limitation Year shall not exceed the lesser of (l) $30,000 (or, if greater, one-fourth of the defined benefit dollar limitation set forth in
Section 415(b)(1) of the Code which shall automatically be taken into account hereunder for the applicable Limitation Year), or (2) twenty-five percent (25%) of the Participant's compensation (as defined in Section 5.12(c) hereof) for the Limitation Year. The compensation limitation referred to in (2) shall not apply to any contribution for medical benefits (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an annual addition under section 415(l)(1) or section 419A(d)(2) of the Code. If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12-consecutive month period, the Maximum Permissible Amount will not exceed the defined contribution dollar limitation set forth in (1) multiplied by the following fraction: number of months in short Limitation Year divided by 12.
          (g) Defined Benefit Fraction: a fraction, the numerator of which is the sum of the Participant's Projected Annual Benefits under all the defined benefit plans (whether or not terminated) maintained by the Company, and the denominator of which is the lesser of 125 percent of the dollar limitation determined for the Limitation Year under Sections 415(b) and (d) of the Code or 140 percent of the highest average compensation, including any adjustments under Section 415(b) of the Code. Notwithstanding the above, if the Participant was a Participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Company which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Section 415 of the Code for all Limitation Years beginning before January 1, 1987.
          (h) Projected Annual Benefit: A Participant's annual benefit (adjusted to the actuarial equivalent of a straight life annuity if expressed in a form other than a straight life or qualified joint and survivor annuity) under a defined benefit Plan of the Company, assuming that the Participant will continue employment until later of his current age or the normal retirement age under the Plan, and that the Participant's compensation for the Limitation Year and all other relevant factors used to determine benefits under the Plan will remain constant for all future Limitation Years.
          (i) Defined Contribution Fraction: a fraction, the numerator of which is the sum of the Annual Additions to the Participant's account under all the defined contribution plans (whether or not terminated) maintained by the Company for the current and all prior Limitation Years (including the annual additions attributable to the Participant's nondeductible employee contributions to all defined benefit plans, whether or not terminated, maintained by the Company, and the Annual Additions attributable to all welfare benefit funds, as defined in Section 419(e) of the Code, and individual medical accounts, as defined in Section 415(1)(2) of the Code, maintained by the Company), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior limitation years of service with the Company (regardless of whether a defined contribution plan was maintained by the Company). The maximum aggregate amount in any Limitation Year is the lesser of 125 percent of the dollar limitation determined under Sections 415(b) and (d) of the Code in effect under Section 415(c)(1)(A) of the Code or 35 percent of the Participant's compensation for such year. If the Employee was a Participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Company which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this Plan.
Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987. The Annual Addition for any Limitation Year beginning before January 1, 1987, shall not be recomputed to treat all Employee contributions as Annual Additions.

    6.13 In case that the Plan is or becomes a Top Heavy Plan, the term "125 percent" contained in subparagraphs (g) and (i) of Section 6.12 shall be deleted and the term "100 percent" substituted in lieu thereof.
     6.14  This Section 6 is effective January 1, 1987.

                                  Section 7
                         INVESTMENT OF CONTRIBUTIONS
     7.01 The Company shall pay over to the Trustee monthly the amount of the total salary reductions and payroll deductions withheld by the Company during such month, together with the corresponding contributions to be made by the Company. At its option, the Company may, in lieu of cash, deliver to the Trustee on account of any contribution payable by it hereunder, or any portion thereof, shares of CNG common stock, such shares to be applied against such contribution at an amount equal to their market value at the time of delivery, such market value to be determined by taking the mean between the high and low trading price of the stock on the New York Stock Exchange for the next preceding trading day.
     7.02 The Trustee is required by the Trust Agreement to divide the Trust Fund into two separate funds known as the Employee Savings Fund and the CNG Common Stock Fund, respectively. The Trustee divides the contributions between the respective funds, invests and reinvests the principal and income of the respective funds, and keeps such funds invested, without distinction between principal and income, in accordance with the following:
          (a)  The Employee Savings Fund.  All contributions by or on behalf
               -------------------------
of a Participant by payroll deduction or salary reduction are to be placed into the Employee Savings Fund which will be invested in part in interest bearing investments and in part in shares of CNG Common Stock depending on the election of the Participants as described in Section 7.03. Interest bearing investments include without limitation any of the following: government securities, corporate bonds, certificates of deposit, commercial paper, or, on direction of the Committee, a contract or contracts issued by any legal reserve life insurance company or companies authorized to do business in the State of Connecticut, including but not limited to investment contracts of the deposit administration or immediate participation guaranty type, providing for a guaranteed rate of return on investment. Such investment may be made, on direction of the Committee, by means of a common trust fund maintained by the Trustee, as authorized in the Trust Agreement. All interest and other income received from time to time by the Trustee on the assets of the Employee Savings Fund invested in interest bearing investments are to be likewise invested. CNG Common Stock investment will be made by purchase by the Trustee, in the open market or otherwise, at not more than market price at the time of purchase, of shares of such stock, and dividends and other increments thereon will be likewise invested. On written direction of the Committee, the Trustee shall also invest the Employee Savings Fund in part in real estate investments, including notes and mortgages, real estate investment trusts, and such other investments in real estate as the Committee shall deem advisable.
        (b)  CNG Common Stock Fund.  Company contributions (other than salary
               ---------------------
reduction contributions) are to be placed in the CNG Common Stock Fund. As soon as practicable after receipt of cash contributions, the Trustee is required to apply the same to the purchase of shares of CNG common stock in the open market or otherwise at not more than market price. All dividends and cash increment of any kind received from time to time by the Trustee on such shares are to be likewise applied. If any increment is in the form of stock (other than CNG common stock) or securities or other property of any kind, or rights or interests therein, then such increment is to be converted into cash by the Trustee and such cash applied as soon as practicable after such conversion in the same manner as cash contributions. Notwithstanding, if for any reason it proves impracticable in the opinion of the Trustee so to convert such increment into cash, then the Trustee is permitted in its sole discretion to determine the method and time of sale, disposition, use, application or conversion of the same, provided that Participants shall in no way lose or be deprived of their proportionate interests therein or in the proceeds thereof and provided further that, in the event of payment to a Participant prior to the receipt by the Trustee of cash therefor, the Trustee will fairly and properly value such increment in such manner as it may in its sole discretion determine and the Participant will be entitled to his proportionate interest therein in cash, in kind, by certificate evidencing such interest, or otherwise.
     7.03 Each Participant shall, upon joining the Plan, indicate on a form prescribed by the Committee how his Employee Contributions Account, his Employee Earnings Account, his Pre-Tax Account and his Employee IRA Account, if any, are to be invested. The investment options are interest bearing investments and CNG Common Stock investment described in Section 7.02. The Participant may direct that 0%, 25%, 50% or 75% of all of his above Accounts are to be invested in CNG Common Stock with the balance thereof to be invested in interest bearing investments. Any investment election may be changed, effective March 3lst of any year, as to future contributions only, by completion and filing with the Committee between February 15th and March 15th of a new investment election form. The Committee shall periodically instruct the Trustee, in writing, as to the manner in which the Employee Savings Fund investments are to be allocated between interest bearing investment and CNG Common Stock.
          Notwithstanding the foregoing, in the event that contributions by or on behalf of a Participant by payroll deduction or salary reduction or both aggregate less than ten dollars ($10.00) per week, then unless otherwise prescribed by the Committee, the entire amount of his payroll deduction shall be invested in interest bearing investments. This provision shall no longer apply effective January 1, 1992.
     7.04 In transmitting each contribution to the Trustee the Company shall state, in writing, how much is to be allocated to the Employee Savings Fund and how much is to be allocated to the CNG Common Stock Fund.
     7.05 The provisions of Sections 7.02 through 7.04 shall no longer apply effective April 1, 1993.
     7.06 Effective April 1, 1993, Participants (including terminated Participants, retirees and Beneficiaries with Account balances under the Plan) may direct the Trustee as to the investment of the following Accounts from among the investment options provided under the Plan: (1) Pre-Tax Account; (2) Employee After-Tax Contribution Account; (3) IRA Account; and (4) Rollover Account. The investment options under the Plan are a Company Stock fund and such additional funds as the Committee agrees to offer for investment under the Plan. Such funds shall not be limited to investment alternatives described in
Section 7.02(a). The underlying investment for each such additional fund shall be a mutual fund or other pooled investment fund, and as of April 1, 1993 four
(4) such funds shall be offered. Separate investment elections may be chosen for existing Account balances (sources of money) and future contributions, although a single investment election shall apply with respect to all existing investment fund Account balances for which investment directions are permitted and a single investment election shall apply with respect to all future contributions for which investment elections are permitted. Investment elections shall be made in increments of 5%. Changes in the investment elections for existing Account balances and for future contributions are permitted but no more frequently than once in any calendar quarter. Any changes in the investment elections may be made on a daily basis (any business day), subject to any restrictions imposed by the Trustee on the movement between funds or timing thereof. A Participant's Company Matching Account and Paysop Transfer Account shall be invested entirely in CNG Common Stock and a Participant's investment elections shall not apply with respect to such Accounts. CNG Common Stock investments shall be made by purchase by the Trustee, in the open market or otherwise, at not more than market price at the time of purchase, of shares of such stock, and dividends and other increments thereon will be likewise invested.

  7.07 (a) Each Participant (including a terminated Participant, retiree or Beneficiary) shall be entitled to direct the Trustee as to the manner in which any shares of CNG Common Stock allocated to his Account (including any fractional shares) are to be voted, or tendered in the case of a tender offer, in accordance with the rules and procedures set forth in the Trust Agreement.

                                  Section 8
                          ACCOUNTS AND PARTICIPANTS
     8.01 The Committee shall maintain a separate but unsegregated account for each Participant which shall reflect all contributions made by the Participant and by the Company on his behalf, and also all allocations thereto of shares of CNG common stock held in the Employee Savings Fund and in the CNG Common Stock Fund.
     8.02 The Committee shall cause the Account of each Participant to be separated into separate subaccounts, also referred to as sources of money to which shall be credited respectively:
          (a) the number of shares of CNG common stock (calculated to the third decimal place) in the CNG Common Stock Fund contributed by the Company or purchased with cash contributions made by the Company to match contributions by or on behalf of an employee by salary reduction or purchased with dividends received on any of the shares held in this subaccount (the "Employee Common Stock Account");
          (b) the amount in the Employee Savings Fund, including the number of shares of CNG common stock (calculated to the third decimal place), attributable solely to the Participant's own contributions made pursuant to
Section 4.01 which were not (i) salary reduction contributions or (ii) qualified voluntary employee contributions under Section 4.05 (the "Employee Contributions Account");
          (c) the amount attributable to the Participant's allocable share of the earnings realized by the Employee Savings Fund on account of the balances in his Employee Contribution Account and this sub-account, as determined under
Section 8.03 and the number of shares of CNG common stock (calculated to the third decimal place) included therein (the "Employee Earnings Account");
          (d) the amount in the Employee Savings Fund, including the number of shares of CNG common stock (calculated to the third decimal place), attributable solely to the Participant's own contributions made prior to December 31, 1986, pursuant to Section 4.01 which are treated as qualified voluntary employee contributions under Section 4.05 and earnings thereon (the "Employee IRA Account");
          (e) the amount in the Employee Savings Fund, including the number of shares of CNG common stock (calculated to the third decimal place), attributable solely to contributions made to the Plan pursuant to salary reduction agreement between the Company and the Participant, and earnings thereon (the "Pre-Tax Account"). This Account shall be further subdivided as between matched, or mandatory, contributions and earnings ("Mandatory Pre-Tax Account") and unmatched, or voluntary, contributions and earnings ("Voluntary Pre-Tax Account").
   8.03 The Trustee is required at the end of each calendar quarter to evaluate at fair market value as of the end of such quarter the assets held by it in the Employee Savings Fund at the end of such quarter, less contributions to the Employee Savings Fund for the quarter then ended, and to report the results of such evaluation to the Committee. Forthwith after receipt of such report, the Committee shall allocate the net increase or decrease in this Fund among the Participants in accordance with the following provision of this
Section 8.03 and credit the same to their accounts. The increase or decrease in each such Fund (including net income from investments, net gain or loss on liquidation of assets held in the fund and unrealized net gain or loss in market value of assets held in the fund as of the valuation date) since the previous revaluation shall be allocated among the Participants as of the next preceding valuation date, net of withdrawals during the calendar quarter then ended. The income or loss for the first calendar quarter following the original effective date of the Plan shall be allocated as part of the allocation with respect to the second calendar quarter. Net gain or loss allocated to a Participant shall be further allocated among such Participant's various subaccounts described in Section 8.02 in proportion to the respective balances in those subaccounts immediately following the last such revaluation and allocation. In doing so, gain or loss on CNG common stock shall be allocated in proportion to shares of CNG stock and gain or loss on investments other than CNG stock shall be allocated in proportion to such other investments.
     8.04 The Trustee is required to report to the Committee promptly after the end of each calendar quarter the total shares of CNG common stock purchased by the Trustee with any dividend or increment for which the record date falls within such quarter (or which are received by the Trustee during such quarter if there be no record date) and the amount of cash or other increment on the CNG Common Stock Fund not applied in purchase of such stock. Forthwith after receipt of such report, the Committee shall allocate to the Account of each Participant, as of the end of each calendar quarter, a proportionate number (calculated to the third decimal place) of such shares of CNG Common Stock based upon the number of shares in the Participant's account as of the end of such quarter (after including any allocation made for such quarter pursuant to Section 8.02(c) but without including any allocation made pursuant to this
Section 8.04) in relation to the aggregate number of shares in the accounts of all Participants. Any increment not converted into cash and applied to the purchase of CNG common stock shall be similarly allocated.
     8.05 The provisions of Section 8.01 through 8.04 shall apply through December 31, 1992. Effective January 1, 1993, the provisions of Sections 8.06 and 8.07 shall apply.
     8.06 The Committee shall cause the unsegregated Account of each Participant to be separated into separate unsegregated subaccounts, as follows:
          (a) The Company Matching Account containing all amounts contributed as matching contributions and earnings thereon;
          (b) The Pre-Tax Account containing all salary reduction contributions made on behalf of the Participant and earnings thereon;
          (c) The Employee After-Tax Contribution Account containing after-tax payroll deduction contributions made by the Participant and earnings thereon;
          (d)  The IRA Account containing contributions made pursuant to
Section 4.05 and earnings thereon;
          (e) The Rollover Account containing any rollover or direct transfer amounts added under Section 4.12 and earnings thereon; and
          (f)  The Paysop Transfer Account, as described below in Section 8.11.
     8.07 Dividends on shares of CNG Common Stock shall be used to purchase additional shares of CNG Common Stock for the Account of the Participant so invested. The Account of Plan Participants (including terminated Participants, Retirees and Beneficiaries) shall increase or decrease in value based upon the performance of the various investment options and the allocation of such Accounts among such investment alternatives.
     8.08 Effective January 1, 1993, valuations of a Participant's Account shall be performed on a daily basis (as of a business day). The Committee shall require the Trustee to provide accounts of its transactions under the Trust Agreement on a quarterly basis.
     8.09 For purposes of this Section, a Participant shall be continued to be treated as such, even after his employment has terminated, until final valuation of his Account is made as provided for in Section 10.

    8.10 The Committee may keep such additional accounts or sub-accounts as it deems necessary or proper to accomplish the purposes of this Plan.
     8.11 An additional Account shall be established for a Plan Participant which represents shares (and fractions thereof) of CNG common stock which is transferred to the Trustee hereunder in connection with the termination of the Connecticut Natural Gas Corporation Tax Credit Stock Ownership Plan. Such account shall be referred to herein as the Participant's "Paysop Transfer Account." The amounts in a Participant's Paysop Transfer Account shall remain invested in CNG common stock. Dividends shall be used to purchase additional shares of CNG common stock. The Plan Participant shall have a 100% vested interest in such Tax Credit Account. The provisions of Section 7.07, regarding voting of CNG Common Stock, shall also apply to this Account. The payment of benefits from said Account shall generally be governed by the rules respecting distributions from the Plan. However, the following special rules shall apply:
          (a) Each Participant shall be permitted to elect to receive a distribution of all or a portion of his Paysop Transfer Account within ninety
(90) days after the close of each Plan Year. Effective January 1, 1993, such election can be made once annually at any time during the Plan Year. The Plan shall then distribute to the Participant the portion of his Paysop Transfer Account which is covered by the election within ninety (90) days after the last day of the period during which the election can be made or, effective January 1, 1993, as soon as practicable following such election.
          (b) If a Participant separates from service for any reason, then distribution of the Participant's Paysop Transfer Account balance will begin not later than one (1) year after the close of the Plan Year in which the event occurs, unless the Participant otherwise elects. Furthermore, distributions from a Participant's Paysop Transfer Account shall be made in substantially equal annual installments over a period of five (5) years, unless the Participant elects to receive the distribution in a lump sum. Payments shall be made in whole shares of CNG common stock and any fractional shares shall be paid in cash. In no event shall such distribution period exceed the period permitted under Section 401(a)(9) of the Internal Revenue Code.

                                  Section 9
                            VESTING OF INTERESTS
     9.01 A Participant shall always have a fully vested interest in his Employee Contributions Account, Employee Earnings Account, Employee IRA Account, Pre-Tax Account, and Paysop Transfer Account. Effective January 1, 1993, a Participant shall always have a fully vested interest in his Pre-Tax Account, Employee After-Tax Contributions Account, IRA Account, Rollover Account, and Paysop Transfer Account.
     9.02 Upon total or partial termination of the Plan, or complete discontinuance of contributions under the Plan by the Company, an affected Participant's interest in his Employee Common Stock Account or, effective January 1, 1993, his Company Matching Account shall become fully vested. Any Participant who dies, becomes Disabled or reaches his 65th birthday while a Participant shall likewise have a fully vested interest in such Account.
     9.03 Except as provided in Section 9.02, each Participant shall have a vested interest in his Employee Common Stock Account or, effective January 1, 1993, his Company Matching Account equal to 20% thereof for each full year of Continuous Service determined under Section 2.11, so that a Participant shall be fully vested in such Account after five (5) full years of Continuous Service.
     9.04 If a former Participant whose employment terminated is readmitted to the Plan, his vested percentage in amounts credited to his Employee Common Stock Account or, effective January 1, 1993, his Company Matching Account, for Plan Years subsequent to his readmission shall be based on Continuous Service determined under Section 2.11.

                                 Section 10
                          DISTRIBUTION OF ACCOUNTS
     10.01 (a) Upon the termination of the Participant's employment with the Company as the result of (i) his retirement on or after his Normal Retirement Date or Early Retirement Date, (ii) his death, or (iii) his Disability, his Account shall be paid to the Participant or his Beneficiary in a lump sum. As used herein, a Participant shall meet the requirements for Early Retirement if he had attained age 55 and completed at least ten (10) years of Continuous Service.
          (b) Payment shall be made to a retired Participant as soon as practicable following (i) the date of termination of employment or (ii) a later date if the Participant has made the election to defer distribution provided for in Section 10.01(d).
          (c) Payment shall be made to a Disabled Participant as soon as practicable following (i) the date on which the Participant is found to be Disabled, or (ii) a later date if he has made the election provided for in
Section 10.01(e).
          (d) In the case of termination by retirement, a Participant may, at any time before his Account becomes distributable, elect to defer payment of his Account until a future date by filing written notice of such election with the Committee on the form prescribed by the Committee, and payment shall be deferred until his Normal Retirement Date unless he elects otherwise. The Participant need not at that time identify the date upon which payment is to be made, and may at a future date notify the Committee of his intention to receive such payment. Payment must in any event be made by April 1 of the calendar year following the year in which the Participant attains age 70-1/2. Furthermore, notwithstanding the foregoing, distribution shall in any event be made or commence by April 1 of the calendar year following the calendar year in which he attains age 70-1/2, if still employed at that time, in accordance with Treasury Department Regulations over a period not extending beyond his actuarial life expectancy (with recalculation permitted on an annual basis, and with life expectancy determined in accordance with Section 1.72-9 of IRS regulations). The preceding sentence shall not apply if the Participant attained age 70-1/2 prior to January 1, 1988; and installment distributions shall not be permitted except as provided in the preceding sentence. All plan distributions shall comply with Section 401(a)(9) of the Code, including the minimum distribution incidental benefit rule.
          (e) In the event of termination as the result of the Disability of the Participant, the Participant may defer payment of his Account until a future date not later than his Normal Retirement Date, if the value of his Account exceeds $3,500, and payment shall be deferred until his Normal Retirement Date unless he elects otherwise. The Participant need not at that time identify the date upon which payment is to be made, and may at a future date notify the Committee of his intention to receive such payment, which shall in any event be made by the time he attains his Normal Retirement Date.
          (f) A retiree shall also be entitled to receive amounts held for his benefit under the Employee Savings Fund at a time different than the time for distribution of amounts held for his benefit under the CNG Common Stock Fund. Effective January 1, 1993, a retiree shall be entitled to receive his Company Matching Account at a time different than the time for distribution of his other Accounts.
     10.02 (a) If the employment of a Participant is terminated for any reason other than a reason specified in Section 10.01, and if the Participant's vested Account exceeds $3,500, then payment of the vested portion of his Account may be deferred until his (1) Death, (2) Disability, or (3) Normal Retirement Date; provided, however, that in the case of a terminated Participant who had completed ten (10) Years of Continuous Service but who had not attained age 55, and who subsequently attains age 55, such Participant may elect to receive such benefits upon attaining age 55 or thereafter; and provided further that effective April 1, 1993, a terminated Participant may defer the payment of the vested portion of his Account until any future date not later than his Normal Retirement Date. If such vested Account exceeds $3,500, no distribution may be made prior to the Participant's Normal Retirement Date without his consent.

        (b) If the vested Account does not exceed $3,500, the then vested portion of his Account shall be paid as soon as practicable following the date of termination. If the Participant's Account exceeds $3,500, it may be paid at that time but shall not be paid until his Normal Retirement Date without his consent.
          (c) If a payment is made to a Participant prior to the time the Participant incurs a five year Period of Severance, under the authority of
Section 10.02(b), of less than the entire balance of the Participant's Account, and such Participant is less than 100% vested at the time of such payment, the remaining portion of the Participant's Account shall be maintained as a separate account until such Participant incurs a five year Period of Severance. If the Participant remains in the service of the Company, or returns to the Service of the Company before he has incurred a five year Period of Severance, the following formula shall be used to determine his vested portion in such separate account:
                               X = AB (Fo - F)
                                      --------
                                   Fo


Where X is the vested portion, AB is the separate account balance at the time the determination is being made, Fo is the non-vested percentage at the time of distribution and F is the non-vested percentage at the time the determination is being made. In each case the non-vested percentage is 100% less the vested percentage.
          (d) In the event that an ex-Participant resumes participation in the Plan following a five year Period of Severance at a time at which his Account was more than 0% and less than 100% vested, if the vested portion was not distributed to him prior to resumption of participation, it shall thereafter be held in a separate subaccount within his Account so that his vested share of subsequent contributions to his Account can be determined.
          (e) The nonvested portion of such Participant's Account shall be held therein until such Participant has incurred a Period of Severance as defined in Section 2.11 of five years, whereupon it shall be forfeited and applied in accordance with Section 5.02. If such Participant returns to the employ of CNG or any subsidiary prior to a five year Period of Severance, no forfeiture shall occur.
     10.03 (a) Payments out of the CNG Common Stock Fund or, effective January 1, 1993, the Company Matching Account shall be made in whole shares of CNG Common Stock and any fractional share shall be paid in cash. Payments from the Paysop Transfer Account shall be made in whole shares of CNG Common Stock and any fractional share shall be paid in cash. Payments from the Employee Savings Fund or, effective January 1, 1993, all Accounts other than the Company Matching Account and Paysop Transfer Account shall be made in such shares of CNG Common Stock or cash, depending on the manner in which such amounts are invested. A Participant or Beneficiary may elect, however, to have amounts from the Employee Savings Fund or, effective January 1, 1993, his Accounts other than the Company Matching Account and Paysop Transfer Account converted to cash or CNG Common Stock, at market value, prior to such payment. Any such election must be made prior to the end of the calendar quarter or, effective January 1, 1993, prior to the date for which distribution is to be made. The amount of a distribution to a Plan Participant or Beneficiary prior to January 1, 1993 shall be based upon his Account as of the quarterly valuation date coincident with or following (1) the event on account of which the distribution becomes payable, or (2) such later date as the Participant may elect in accordance with this Section 10, subject nevertheless to the provisions of paragraph (b) below.

         (b) The Committee in its discretion may adopt non-discriminatory policies, uniformly applied, which provide for the crediting of dividends on CNG Common Stock earned after the applicable Valuation Date but prior to the distribution date to the Participant entitled to the distribution of such CNG Common Stock, and such dividends may similarly be used to purchase additional shares of CNG Common Stock to be distributed. In addition, the Committee in its discretion may also adopt non-discriminatory policies, uniformly applied, which permits the crediting of interest on interest-bearing investments after the applicable Valuation Date but prior to the distribution date to the Participant entitled to the distribution for such period of time between the Valuation Date and the distribution date as the Committee in its discretion determines to be administratively feasible.
          (c) Effective January 1, 1993, the amount of a distribution to a Plan Participant shall be based upon his Account as of the date of distribution.
     10.04 Anything herein to the contrary notwithstanding, unless the Participant otherwise elects, payment of benefits to him under the Plan will begin not later than the 60th day after the close of the Plan Year in which occurs the last to occur of
          (a)  the date on which such Participant attains age 65;
          (b) the tenth anniversary of the year in which such Participant commenced participation in the Plan; and
          (c)  the date of termination of such Participant's      employment.
     If the amount of the payment required to begin on the day above stated cannot be ascertained by such day, a payment retroactive to such day may be made no later than sixty (60) days after the earliest date on which the amount of such payment can be ascertained under the Plan.
     10.05 In the event that the Company adopts an amendment to the Plan which revises the vesting schedule, the following rules shall apply:
          (a) the vested amount of a Participant's Account, determined as of the later of (l) the date such amendment is adopted or (2) the date it becomes effective, shall not be reduced thereby; and
          (b) each Participant who has at least three (3) Years of Service and whose vested percentage is or may be reduced by such amendment may elect to have his vested percentage determined under the prior vesting schedule. Any such election must be made by the last to occur of (l) the date which is sixty
(60) days after the day the amendment is adopted, (2) the date which is sixty
(60) days after the day the amendment becomes effective, or (3) the date which is sixty (60) days after the date the Participant is given written notice of the amendment by the Company or Committee.
     10.06  Distributions from the Paysop Transfer Account are governed by
Section 8.11 hereof.
     10.07 (a) If the value of a Participant's Account exceeds $3,500, the Participant must consent to any distribution of such Account prior to his Normal Retirement Date. The consent of the Participant shall be obtained within the 90-day period ending on the first day of the first period for which an amount is paid under the Plan. The Administrator shall notify the Participant of such right to defer any distribution. Such notification shall be provided not less than 30 days and no more than 90 days prior to the date benefits are to be paid.
          (b) Distributions may occur less than 30 days after the notice is given, provided that:
               (1) The Administrator informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution, and
               (2) the Participant, after receiving the notice, affirmatively elects a distribution.
                                 Section 11
                         WITHDRAWAL BY A PARTICIPANT
     11.01 (a) A Participant may, prior to termination of employment, elect to withdraw a portion or all of his Employee Contributions Account, Employee Earnings Account, and/or his Employee IRA Account as of March 31st of any Plan Year. Elections to make withdrawals shall be made in writing, on the form prescribed by the Committee, and shall be filed with the Committee between February 15th and March 15th preceding the March 31st on which such withdrawal is to be made. Upon the filing of the election with the Committee, the Committee shall forthwith notify the Trustee of the Participant's intent to withdraw. The Committee shall instruct the Trustee to make payment of the amount of the withdrawal as soon as practicable after the March 31st as of which it is to be effective. In the event of a hardship, as defined in
Section 11.02, withdrawals of a portion or all of a Participant's Employee Contributions Account, Employee Earnings Account, and/or Employee IRA Account may be made as of the end of any calendar quarter. The Committee shall prescribe and adhere to non-discriminatory rules to implement the provisions of this Section 11.01, including a procedure for approximation and partial advance payment prior to the end of a calendar quarter in cases of extreme need.
          (b) Effective January 1, 1993, the withdrawal provisions of paragraph (a) shall apply with respect to a Participant's Employee After-Tax Contribution Account and IRA Account. However, such withdrawal may be made at any time during the calendar year; provided that only one withdrawal may be made under this paragraph (b) in any calendar year; and provided further than no showing of hardship shall be required.
     11.02 (a) Upon application of a Participant, the Committee may authorize distribution by the Trustee of any part or all of the total amount of contributions to a Participant's Pre-Tax Account (but in no event earnings on such contributions earned after December 31, 1988) as soon as practicable thereafter if in the opinion of the Committee the amount to be withdrawn is needed to defray part or all of the expenses incurred or to be incurred by the Participant as a result of hardship. For purpose of this Section, hardship shall mean an immediate and heavy financial need of the Participant, but only to the extent the amount required to meet such need is not reasonably available from other resources of the Participant.
          (b) The following are the financial needs considered immediate and heavy: (1) expenses for medical care described in Section 213(d) of the Code previously incurred by the Participant, his spouse, or dependents (as defined in Section 152 of the Code) or necessary for these persons to obtain medical care described in Section 213 of the Code; (2) costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments); (3) payment of tuition and related educational fees for the next
12 months of post-secondary education for the Participant, or his spouse, children or dependents (as defined in Section 152 of the Code); (4) payments necessary to prevent the eviction of the Participant from the Participant's principal residence or foreclosure on the mortgage on that residence; or (5) immediate and heavy financial debt and/or taxes incurred by the Participant which make the threat of personal bankruptcy or foreclosure imminent.
          (c) A distribution will be considered as necessary to satisfy an immediate and heavy financial need of the Employee only if:
               (1) The Employee has obtained all distributions, other than hardship distributions, and all nontaxable loans available under all plans maintained by the Company;
               (2) The Participant's salary reduction contributions and payroll deduction contributions under this Plan and all other plans of the Company, other than pursuant to its cafeteria plan and health insurance program, will be suspended for twelve months after receipt of the hardship distribution. The Participant must agree to this provision and take action consistent with its requirements as a condition to receipt of a hardship distribution;
             (3) The distribution is not in excess of the immediate and heavy financial need. The amount of an immediate and heavy financial need may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution; and
               (4) All plans maintained by the Company provide (and by inclusion of this provision, this Plan does provide) that the Employee may not make wage or salary deferral contributions for the Employee's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Section 402(q) of the Code for such taxable year less the amount of such Employee's wage or salary deferral contributions for the taxable year of the hardship distribution.
          (d) The Employee must represent that the need cannot be satisfied through reimbursement or compensation by insurance or otherwise, by reasonable liquidation of the Employee's assets (to the extent it would not itself cause an immediate and heavy financial need), by cessation of contributions under the Plan, or by other distributions or loans from plans maintained by the Company or any other employer, or by borrowing from commercial sources on reasonable commercial terms.
          (e) No more than one withdrawal may be made by a Participant in any twelve (12) month period. The Committee shall follow uniform, nondiscriminatory principles and procedures in application of this Section 11.02, and shall permit the Participant to direct the Fund or Funds from which the withdrawal will take place (if one is permitted). Except as provided in this Section 11.02 (and Section 10.01(d)), no distribution may be made from a Participant's Pre-Tax Account while the Participant remains in the employ of the Company.
     11.03 (a) This Section applies to distributions made under the Plan on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under the Plan, a distributee may elect, at the time and in the manner prescribed by the Committee, and subject to such rules as the Committee may adopt consistent with the provisions of the Code and regulations thereunder, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.
          (b) Definitions. (1) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).
          (2) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.
          (3) Distributee: A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in
Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.
          (4) Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.
                                 Section 12
                               ADMINISTRATION
     12.01 (a) The Company shall be designated as Plan Administrator and a named fiduciary with respect to the Plan. The Company shall have the power, by action of the Compensation Committee of the Board of Directors, to designate an Administrative Committee (the "Committee") of not less than three persons. The Committee shall be a named fiduciary and shall have full power, authority, discretion and responsibility to direct, manage and administer the Plan, except to the extent that such power, authority and responsibility is committed to the Trustee under the Trust established pursuant to Section 13.
          (b) Any person appointed to be a member of the Committee shall signify his acceptance in writing to the Compensation Committee of the Board of Directors. Any member of the Committee may resign by delivering his written resignation to the Compensation Committee of the Board of Directors and such resignation shall become effective upon delivery or at any later date specified therein. The members of the Committee shall serve without compensation for services as such, but the Committee shall be paid or reimbursed for all its reasonable expenses in accordance with Section 12.06.
          (c) A majority of the members of the Committee at the time in office may do any act which the Plan authorizes or requires the Committee to do, and the action of such majority of the members expressed from time to time by a vote at a meeting, or in writing without a meeting, shall constitute the action of the Committee and shall have the same effect for all purposes as if assented to by all the members at the time in office.
          (d) The Committee may, by a writing signed by a majority of its members, delegate to any member or members of the Committee or to any employee of the Company severally or jointly, the authority to perform any ministerial or routine act in connection with the administration of the Plan. The Committee may engage clerical assistance, and such legal, accounting, actuarial or other assistance as may be required, or hire employees to provide such assistance as they may require.
     12.02 Subject to the limitations of the Plan, the Committee, as a named fiduciary, may make such rules and regulations as it deems necessary or proper for the administration of the Plan and the transaction of business thereunder; has the discretionary authority to interpret the Plan; has the discretionary authority to decide on questions as to the eligibility of any person to receive benefits and the amount of such benefits; may authorize the payment of benefits in such manner and at such times as it may determine; may prescribe forms to be used for making various elections under the Plan, for designating benefici-aries or for changing or revoking such designations, for applying for benefits and for any other purposes of the Plan, which prescribed forms in all cases must be executed and filed with the Committee (unless the Committee shall otherwise determine); and may take such other action and make such determina-tions in accordance with the Plan as it deems appropriate in the exercise of its authority and fulfillment of its duties hereunder.
     12.03 Any discretionary actions to be taken under this Plan by the Committee with respect to the classification of the Employees or benefits shall be uniform in their nature and applicable to all Employees similarly situated. With respect to employment with the Company, leaves of absence and other similar matters, the Committee shall administer the Plan in accordance with the applicable personnel records and regular personnel policies at the time in effect.
     12.04  The Committee shall:
          (a)  maintain the records of Participants' Accounts;
          (b) notify the Participants at least once each year of the balance in their Accounts;

        (c) give to the Participant's such other information concerning the Plan and their rights thereunder as may be required by law;
          (d) notify each Participant, three months prior to his Normal Retirement Date, or anticipated actual retirement, if known, of the options which may be available to such Participant;
          (e) direct the Trustee to make such payments as may be required to retired, disabled or terminated Participants, or to the Beneficiaries of deceased Participants.
          (f) direct the Trustee to invest the Employee Savings Fund as permitted in accordance with Section 7.02(a) hereof.
          (g) select investment funds pursuant to Section 7.06 hereof, and perform the duties assigned to the Administrator under the Trust Agreement referred to in Section 13.
          (h) establish written procedures for determining the qualified status of domestic relations orders and for administering distributions pursuant thereto.
     12.05 The Committee shall prepare and submit to the Compensation Committee of the Board of Directors of the Company an annual report showing in reasonable detail the assets and liabilities of the Fund and giving a brief account of the operation of the Plan for such Year.
     12.06 Reasonable expenses of administering the Plan and Trust shall be paid from the Trust Fund unless paid by the Company. Effective January 1, 1993, the Company shall pay record-keeping expenses for overall Plan transactions; however, expenses relating to distributions or other processing relating directly to a particular Participant may be charged to that Participant's Account.

                                 Section 13
                               TRUST AGREEMENT
     13.01 CNG, by trust agreement with a corporation having trust powers, has established or will establish a Trust of which such corporation with trust powers will be the Trustee for the purpose of holding, safe-keeping, investing and reinvesting the Trust Fund. The authority, duties, rights and obligations of the Trustee, as well as the authority of the Company, the Compensation Committee, and the Committee relating to the Trust Fund, are or shall be set forth in the Trust Agreement.

                                 Section 14
                         FIDUCIARY RESPONSIBILITIES
     14.01 The duties and responsibilities of the Trustee from time to time serving hereunder shall be those set forth in the Trust Agreement.
     14.02 The Committee shall have sole and exclusive responsibility and authority for those matters committed to it in Section 12 and under the Trust Agreement, except to the extent that it may have delegated any such responsibilities in writing pursuant to procedures specified in Section 12, in which case the Committee shall thereafter be responsible only to periodically review the actions of the fiduciary so designated.
     14.03 CNG, acting by the Compensation Committee of its Board of Directors, shall have the sole and exclusive responsibility and authority to:
          (a)  appoint a Trustee and remove any person so appointed;
          (b)  appoint and remove the members of the Committee; and
          (c) effective January 1, 1993, direct the Trustee as to the voting of unvoted shares of CNG Common Stock pursuant to the Trust Agreement; and
          (d) generally supervise and periodically report to the Board of Directors on the operation of the Plan.
     14.04 The Board of Directors shall have sole and exclusive responsibility and authority to:
          (a) suspend Company contributions to be made under the Plan;
          (b) appoint and remove the members of the Compensation Committee of the Board of Directors; and

       (c)  amend and terminate the Plan.
     14.05 CNG, under the direction of the Compensation Committee of the Board of Directors, shall have sole and exclusive responsibility and authority for all matters of Plan management and administration not herein expressly committed to another.
     14.06 Each fiduciary or person named herein or identified pursuant to procedures provided in the Plan as having any fiduciary responsibility for the maintenance and administration of the Plan or management of any part of the assets of the Fund shall have sole and exclusive authority and responsibility in the area or areas committed to it. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan. Except as herein expressly provided to the contrary, all fiduciary duties and responsibilities hereunder shall be several only, and exclusively committed as above set forth, and there shall be no joint fiduciary responsibility or liability.
     14.07 No fiduciary or person named herein or identified pursuant to procedures provided in the Plan as having any fiduciary responsibility under the Plan shall have any responsibility or authority in any area of the maintenance and administration of the Plan and the management of its assets other than that responsibility and authority expressly delegated to such fiduciary or other person.
     14.08 No such fiduciary or other person guarantees the Fund in any manner against investment loss or depreciation of asset value, nor guarantees the sufficiency of the assets in the Fund to provide the benefits accrued under the Plan at any given time.

                                 Section 15
                      TERMINATION OR AMENDMENT OF PLAN
     15.01 While the Company intends to establish a permanent Plan hereby, it nonetheless reserves the right to terminate, partially or completely, the Plan, or to suspend its contributions (consistent with applicable laws) to the Plan or to amend the Plan in any particular. CNG is hereby irrevocably constituted the agent for all other employers who have adopted this Plan for the purpose of such termination or amendment. Any such employer may terminate this Plan with respect to its own employees. In the event of any such action, the following provisions shall apply:
          (a) In case of a complete termination, all Participants' Accounts shall be fully vested. The Participants' Accounts may be paid in full or may be retained by the Trustee and paid at Normal Retirement Date or the earlier termination of employment, depending upon the election of the Committee after consultation with the Participant at the time of such termination of employment.
          (b) In case of a partial termination, the Accounts of those Participants with respect to whom termination has occurred shall be fully vested. The fully vested Accounts of Participants with respect to which termination has occurred may be paid in full or may be retained by the Trustee and paid at Normal Retirement Date or upon earlier termination of employment depending upon the election of the Committee and subject to the requirements of law.
          (c) The Company reserves the right to suspend its contributions in any year. Any such suspension shall not terminate the Trust as to funds then held by the Trustee hereunder or operate to accelerate any distributions to or for the benefit of Participants or their Beneficiaries. No such suspension shall be deemed to be a "discontinuance" of further contributions. If, however, such a suspension does in fact ripen into a "discontinuance", then the proportionate interest of each Participant in the Trust Fund shall thereupon automatically be wholly vested in him notwithstanding any provision of the Plan to the contrary. Discontinuance on the part of the Company of further contributions to the Trust shall not, in the absence of formal action by the Company effecting termination, terminate the Trust as to the funds then held by the Trustee, or operate to accelerate any payments or distributions to Participants or to their Beneficiaries. Upon discontinuance, the then proportionate interest of each Participant in the Trust Fund shall thereupon automatically be wholly vested in him notwithstanding any provision of the Plan to the contrary. Distribution shall continue to be made in accordance with the applicable provisions of Section 10, and the Trustee shall continue to administer the Trust in accordance with the Trust Agreement.

      (d) Notwithstanding the foregoing, distribution of a Participant's Employee CODA Account on account of plan termination, sale of substantially all of the assets of a trade or business, or sale of a subsidiary, must meet the requirements of Sections 401(k)(2)(B) and 401(k)(10) of the Code.
          (e) No amendment of the Plan shall deprive any Participant or Beneficiary of any vested interest (unless required in order to comply with any federal law or regulation) nor cause any of the assets in the Trust to revert to or be applied for the benefit of the Company nor shall any amendment be made which will cause the Plan to lose its qualified status under the Internal Revenue Code. Any amendment may be effective retroactively.
     15.02 If CNG is judicially declared bankrupt or insolvent, or if it makes a general assignment for the benefit of creditors, or if its corporate existence shall cease or its business be substantially terminated, the Plan will completely terminate.
     15.03 Contributions by the Company are paid to the Trust on the condition that the same qualify for deduction under Section 404 of the Internal Revenue Code. Any such contribution for which deduction is disallowed (to the extent disallowed), reduced by any loss attributable thereto (if any) while held in Trust, shall be returned to the Company within one year after the disallowance of the deduction, but not thereafter. Furthermore, if any contribution by the Company is made under a mistake of fact, such contribution in excess of the amount that would have been contributed had no mistake of fact occurred, reduced by any loss attributable thereto (if any) while held in Trust, shall be returned to the Company within one year after the payment of the contribution, but not thereafter.
     15.04 Except as provided for in Section 15.03, under no circumstances shall any of the assets of the Trust revert to or be applied for the benefit of the Company; provided that reasonable expenses of administering the Plan and Trust may be charged to the Trust Fund.

                                 Section 16
                             GENERAL PROVISIONS
     16.01 None of a Participant's Benefits in a Plan shall be subject to the claims of any creditor of such Participant or his Beneficiary, nor shall any Participant or his Beneficiary have the right to anticipate, alienate, or assign any Benefits under the Plan. Any attempted assignment or alienation, voluntary or involuntary, shall be absolutely void and of no effect. This
Section 16.01 shall not apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a domestic relations order which is determined to be a qualified domestic relations order, as defined in Section 414(p) of the Code.
     16.02 In the event of any merger or consolidation of the Plan with, or a transfer of the assets and liabilities of the Plan to, any other plan, each Participant shall immediately following the effectiveness of such merger, consolidation or transfer, be entitled to receive Benefits (if the successor plan were then terminated) which are equal to or greater than the Benefits he would have been entitled to receive immediately prior to the effectiveness of such merger, consolidation or transfer (if the Plan had then been terminated).
     16.03 This Plan is established by the Company and shall at all times be operated for the exclusive benefit of the Participants, terminated Participants and Beneficiaries of deceased Participants and to defray reasonable expenses of the Plan and Trust and, except as provided in Section 15, at no time shall any of the assets of the Fund revert to or be applied for the benefit of the Company.

   16.04 Any person claiming a benefit or interest in the Plan agrees to perform any and all acts including the signing of required papers, and the taking of necessary physical examinations in order to carry out the Plan. Each Participant, including retired and terminated Participants, and Beneficiary entitled to receive benefits, must keep the Committee informed of his mailing address on a current basis. If any mailing properly addressed to a Participant or Beneficiary at the last address give to the Committee is returned by the postal authorities for want of satisfactory address, the Committee may withhold further mailings of informational materials or benefits until a proper address is provided. The terms of the Plan and the decisions of the Committee relative to the Plan made in a uniform non-discriminatory fashion shall be binding on all Participants and Beneficiaries and the heirs, executors and administrators of the person claiming a benefit or interest in the Plan.
     16.05 This Plan shall not be construed as a modification of any employment relationship between any Participant and the Company nor shall it confer upon Participants any right to be continued in the employ of the Company.

                                 Section 17
                         TOP HEAVY PLAN REQUIREMENTS
     17.01 If the Plan is or becomes Top-Heavy in any Plan Year, the provisions of this Article will supersede any conflicting provision in the Plan.
     17.02 Top-Heavy Definitions.
           ---------------------
           (a)  Key Employee:  Any Employee or former Employee (and the
                ------------
beneficiaries of such Employee) who at any time during the determination period was (1) an officer of the Company if such individual's annual compensation exceeds 50% of the dollar limitation under Section 415(b)(1)(A) of the Code;
(2) an owner (or considered an owner under Section 318 of the Code) of one of the ten largest interests in the Company if such individual's compensation exceeds 100% of the dollar limitation under Section 415(c)(1)(A) of the Code;
(3) a 5% owner of the Company; or (4) a 1% owner of the Company who has an annual compensation of more than $150,000. For purposes of the preceding sentence, annual compensation means compensation as defined in Section 415(c)(3) of the Code, but including amounts contributed by the Company pursuant to a salary reduction agreement which are excludable from the Employee's gross income under Sections 125, 402(a)(8), 402(h) or 403(b) of the Code. The determination period is the Plan Year containing the Determination Date and the 4 preceding Plan Years.
     The determination of who is a Key Employee will be made in accordance with
Section 416(i)(1) of the Code and the regulations thereunder.
          (b)  Top-Heavy Plan:  This Plan is Top-Heavy if any of the following
               --------------
conditions exists:
               (1) If the Top-Heavy Ratio for this Plan exceeds 60% and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans.
               (2) If this Plan is a part of a Required Aggregation Group of plans (but not part of a Permissive Aggregation Group) and the Top-Heavy Ratio for the Group of Plans exceeds 60%.
               (3) If this Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of Plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

       (c)  Top-Heavy Ratio:
               ---------------
               (1) If the Company maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Company
     has not maintained any defined benefit plan which during the 5-year period ending on the Determination Date(s) has or has had accrued benefits, the Top-Heavy Ratio for this Plan alone or for the Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date(s) (including any part of any account balance distributed in the 5-year period ending on the Determination Date(s)), and the denominator of which is the sum of all account balances
     (including any part of any account balance distributed in the 5-year period ending on the Determination Date(s)), both computed in accordance with Section 416 of the Code and the regulations thereunder. Both the numerator and denominator of the Top-Heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Section 416 of the Code and the regulations thereunder.
               (2) If the Company maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Company maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the Determination Date(s) has or has had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with (1) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Participants, determined in accordance with (1) above, and the present value of accrued benefits under the defined benefit plan or plans for all Participants, as of the Determination Dates(s), all determined in accordance with Section 416 of the Code and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the top-heavy ratio are increased for any distribution of an accrued benefit made in the five-year period ending on the Determination Date.
               (3) For purposes of (1) and (2) above, the value of account balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in
     Section 416 of the Code and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a Participant (1) who is not a Key Employee but who was a Key Employee in a prior year, or (2) who has not been credited with at least one Hour of Service with the Company at any time during the 5-year period ending on the Determination Date will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Section 416 of the Code and the regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year. The accrued benefit of a Participant other than a
     Key Employee shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Company, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(C) of the Code.
      (d)  Permissive Aggregation Group:  The Required Aggregation Group
               ----------------------------
of plans plus any other plan or plans of the Company which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Section 401(a)(4) and 410 of the Code.
          (e)  Required Aggregation Group:  (1) Each qualified plan of the
               --------------------------
Company in which at least one Key Employee participates or participated at any time during the determination period (regardless of whether the plan has terminated), and (2) any other qualified plan of the Company which enables a plan described in (1) to meet the requirements of Sections 401(a)(4) or 410 of the Code.
          (f)  Determination Date:  For any Plan Year subsequent to the first
               ------------------
Plan Year, the last day of the preceding Plan Year.  For the first Plan Year of the plan, the last day of that year.
          (g)  Valuation Date:  The date as of which account balances or
               --------------
accrued benefits are valued for purposes of calculating the Top-Heavy Ratio, which shall be December 31.
          (h)  Present Value:  Present value shall be based on the interest and
               -------------
mortality rates used in the Pension Plan.
     17.03  Minimum Allocation.
            ------------------
          (a) Except as otherwise provided in (c) and (d) below, the Company shall contribute on behalf of any Participant who is not a Key Employee three (3%) percent of such Participant's compensation. The minimum allocation is determined without regard to any Social Security contribution. This minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive any contribution for any reason. This minimum contribution may not be considered to be satisfied by salary reduction contributions or matching contributions. Any such contributions shall be added to the Employee Common Stock Account.
          (b) For purposes of computing the minimum allocation, compensation will mean total compensation as defined in Section 6.12(c). Compensation as used in this Section shall be subject to the limitation prescribed under
Section 401(a)(17) of the Code.
          (c) The provision in (a) above shall not apply to any Participant who was not employed by the Company on the last day of the Plan Year.
          (d)  The provision in (a) above shall not apply to any Participant to the extent the Participant is entitled to minimum top-heavy benefits under the CNG Pension Plan.
     17.04  Adjustment to Section 415 Limits.  If the Plan is or becomes a
            --------------------------------
Top-Heavy Plan, the adjustments to the limitations under Section 415 of the Code, set forth in Section 6.13 hereunder, shall apply.